EXHIBIT 1.01

CONFLICT MINERALS REPORT

MICROCHIP TECHNOLOGY INCORPORATED
In Accord with Rule 13p-1 Under the Securities Exchange Act of 1934
This report for the year ended December 31, 2019, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"). Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain conflict minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as gold, tin, tantalum, and tungsten (“3TG”).
If a registrant has reason to believe that any conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of conflict minerals or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the conflict minerals. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. This report is Microchip Technology Incorporated's CMR for the reporting calendar year ended December 31, 2019.
For clarity, Microchip is not declaring its product as “DRC Conflict Free” as that would require this CMR to have been subjected to an independent private sector audits (“IPSA”) pursuant to Rule 13p-1 and current SEC guidance, which it has not.

1. COMPANY OVERVIEW

MICROCHIP TECHNOLOGY INCORPORATED develops, manufactures, contracts to manufacture and sells specialized semiconductor products used by its customers in a wide variety of embedded control applications. Microchip Technology Incorporated was incorporated in Delaware in 1989. In this CMR, "we," "us," and "our" each refers to Microchip Technology Incorporated and its subsidiaries ("Microchip"). Our executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, and our telephone number is (480) 792-7200.

Our Internet address is www.microchip.com. This CMR will be posted on our website with our other SEC filings under About Us/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC. All our SEC filings are available on our website free of charge. Additionally, this CMR will be posted on our Conflict Minerals webpage at www.microchip.com/conflictminerals. The information on our website is not incorporated into this CMR.

1.1 Microchip Products

Microchip Technology Incorporated is a leading provider of smart, connected, and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 120,000 customers across the industrial, automotive, consumer, aerospace and defense, communications, and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. A more detailed discussion of our product categories is contained in our Annual Reports and SEC filings available on: https://www.microchip.com/documentlisting/annual-reports. For the purposes of this report, Microchip’s products are further delineated in the table below separating integrated circuits from all other types of products.

All references to “Microchip” products hereafter include Microchip and all subsidiaries’ products in Categories A and B that were manufactured by Microchip or its subsidiaries, or contracted by Microchip or its subsidiaries to be manufactured, and within the scope of Rule 13p-1 ("Microchip products") unless specifically attributed to Microchip or a specific subsidiary (e.g. "Microchip Category A products" vs. "subsidiary Category A products").

Conflict Minerals Disclosure Category	Conflict Minerals Product Description
A	Integrated circuits including touch screen controller ICs (e.g. PIC® Microcontrollers, dsPIC® Digital Signal Controllers, touch and gesture sensing solutions, analog and interface, RF front-end products, wireless audio, USB and wireless solutions, embedded security products, memory products, medical electronics, LED drivers, printer/EL drivers, telecommunications, general industrial.) Integrated circuits including field programmable gate arrays ("FPGAs"), application-specific integrated circuits ("ASICs"), Power-over-Ethernet integrated circuits ("ICs") and midspans.
B	RF modules and touch screen controller boards
System-in-Package (SiP) hybrid modules
System on chip solutions ("SoCs"), Power management products; timing and synchronization devices and precise time solutions, voice processing devices; radio frequency ("RF") solutions; discrete components; enterprise storage and communication solution products, security technologies and scalable anti-tamper products; Ethernet solutions; as well as custom design capabilities and services.
R&D application development printed circuit boards and system kits

We conducted an analysis of Microchip products and found that 3TG is necessary to the functionality or production of a substantial portion of Microchip products (Categories A and B).

1.2 Conflict Minerals Report

This report describes our Reasonable Country of Origin Inquiry (“RCOI”), the due diligence measures we took on the 3TG source and chain of custody, a description of the products manufactured or contracted to be manufactured for which we controlled the design and specified or approved the utilized materials, the results of our due diligence efforts, and expected risk assessment and mitigation steps.

1.3 Microchip’s Supply Chain

Microchip Products
For this reporting cycle, we completed an RCOI of all (100%) of our suppliers for Category A products. In calendar year 2019, Microchip began a new RCOI for Category B products. Microchip’s focus however was on Category A products as those are the highest volume, highest revenue products representing greater than 90% of Microchip revenue for this reporting cycle.

1.3.1 Category A – Integrated Circuits

Integrated circuits are manufactured and assembled by Microchip and contract manufacturers, and the first-tier supply chain to Microchip is best illustrated by three categories: (1) raw material suppliers; (2) silicon foundries; and (3) assembly subcontractors. Raw material suppliers support Microchip's three primary manufacturing sites where Microchip fabricates integrated circuits on raw silicon and our backend assembly sites.

1.3.2 Category B – Non-Integrated Circuits

The products that comprise Category B are more fully described above. Category B products are assembled by our contract manufacturers, Microchip's design engineers specify the type and manufacturer of each discrete component1 mounted on our Category B products not manufactured by Microchip. The contract manufacturers order the components, bare printed circuit boards, or substrates, where applicable, and materials used in these products from their lower-tier suppliers. Microchip does not have visibility or expertise to know if 3TG is necessary for functionality or production of all the materials, components, and peripheral equipment that make up the components on Category B products. The contract manufacturers may not have that visibility either. Many suppliers to the contract manufacturers, in turn, have suppliers. Transparency throughout the supply chain is challenging and takes time. We found many different methods by which Microchip's internal product design groups produced bills of materials for the contract manufacturers to use. We recognized the presence of obvious, functional 3TG - tantalum in tantalum capacitors, gold on RF impedance-constrained circuit boards and certain connectors, tin used to mount components to circuit boards, as examples. However, understanding where or if other 3TG were present, and whether they were functional, was challenging. We expect our contract manufacturers to provide information on the origin of the 3TG contained in materials chosen and purchased directly by the contract manufacturers (e.g., tin solder and bare circuit boards).

Microchip asked those same contract manufacturers to provide information on the origin of any 3TG contained in other materials, discrete components, and peripheral equipment that make up
1 Resistors, diodes, crystal oscillators, inductors, and capacitors are examples of discrete components.

Category B products. To overcome this challenge Microchip diligently conducted outreach to its Category B supply chains. In our RCOI for Category B products (September 2019 through February 2020), we were able to achieve a response rate of 92% from our suppliers overall. Continued growth and influence of conflict minerals programs around the world and Microchip’s diligent work during our annual RCOI will yield greater supply chain transparency over time.

1.5 Conflict Minerals Policy

Microchip has adopted a conflict minerals policy. Our publicly available policy is on our company website at www.microchip.com. Our policy in effect on the date of this filing appears below in italics.
Microchip Technology Incorporated and all related subsidiaries (collectively, “Microchip”) join many others who are deeply concerned regarding the human tragedies occurring in the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) associated, in part, with the mining of columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold (“Conflict Minerals” or “3T&G”).1

These minerals originate from various continents, but armed groups engaged in, or interfering with, mining operations within the Covered Countries are believed to subject workers and indigenous people to serious human rights abuses and are using proceeds from the sale of these Conflict Minerals to finance and sustain regional conflicts. Microchip supports responsible minerals sourcing within the Covered Countries to encourage viable and ethical revenue streams for the local communities. We recognize and support the need to develop programs which allow for improved transparency in 3T&G mining and transport of Conflict Minerals and improved traceability within the 3T&G supply chain.

Microchip, its executive management and its business groups, take corporate governance and business ethics seriously. Tantalum, tin, tungsten, and gold are used in electronics products, including products manufactured by Microchip.

Microchip is diligently working toward a goal of assuring our products are manufactured and are sourced from socially responsible supply chains. In pursuit of that goal Microchip is doing the following:

•Participating as a member of the Responsible Minerals Initiative (“RMI”) that engages Smelters and Refiners (“SOR”) and conducts audits of the SOR against responsible minerals sourcing protocols. The RMI maintains lists of SOR that have successfully completed their responsible minerals sourcing audits (including audits by similar industry-specific trade organizations) or are actively participating with the RMI or similar organization (“Conformant” and “active” smelter lists, respectively), and the RMI publishes the industry-standard Conflict Minerals Reporting Template for conducting a Reasonable Country of Origin Inquiry (“RCOI”).
•Conducting a bi-annual RCOI and subsequent smelter sourcing due diligence required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). Microchip uses the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (“CMRT”) for our RCOI.
•Retaining professional third-party smelter sourcing due diligence.
•Presenting mineral sourcing risks to Microchip’s senior management.

•Disallowing SOR into our integrated circuit supply chain that are not cooperating with, or that are no longer cooperating with, the RMI’s Responsible Minerals Assurance Process (RMAP) or similar mineral sourcing audit programs.
•Providing information to suppliers and expecting each to source materials from socially responsible supply chains and to accurately and comprehensively disclose their list of SOR, either at company level or specific to those materials incorporated into Microchip’s products.
•Publicly disclosing our conflict minerals policy, RCOI implementation procedures, and SOR sourcing due diligence procedures.
•Microchip engages SOR where necessary, encouraging participation with the RMI’s RMAP program or their timely completion of the RMI’s third-party responsible minerals sourcing audit.
•Include a conflict minerals flow-down clause in new and renewed supplier contracts and purchase terms and conditions.

2. MICROCHIP’S REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI) RESULTS

The difference in product complexity and size of the respective supply chains of our Category A and B products necessitated different RCOI approaches for this reporting cycle.

2.1 Category A Products

Beginning in June 2019, Microchip sent the RMI CMRT with a set of educational and instructional documents, including a list of prohibited smelters, requesting the completion of the RMI CMRT to well- defined raw materials suppliers and its contract manufacturers for Category A products.
We reviewed the responses against criteria developed to determine valid responses and to identify candidates for subsequent inquiry ("Response Criteria"). For Microchip Category A inquiries, we received responses that we considered valid, including some requiring subsequent inquiry, from all first-tier suppliers.
TABLE 1
        Category A Products, Smelter Metrics - 2242 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries	Smelters that use 100% scrap or recycled sources
Tantalum	37 of 37	0 of 37	18 of 37	5 of 37
Tin	44 of 44	0 of 44	2 of 44	6 of 44
Tungsten	40 of 40	0 of 40	5 of 40	2 of 40
Gold	103 of 103	0 of 103	7 of 103	38 of 103

All smelters for Category A products known to source from the Covered Countries, or for which there is reason to believe may source from the Covered Countries, are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP) responsible mineral sourcing protocols and are listed on the RMI's "Conformant" smelter list.

2.2 Category B Products

For Category B products, Microchip started an RCOI in September 2019. Having identified and queried the printed circuit board manufacturers and the subcontract manufacturers’ unique materials previously, we successfully expanded our inquiry of discrete component manufacturers for all Categories and manufacturers of peripheral equipment.
TABLE 2
Category B Products, Smelter Metrics - 2973 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters not actively participating in sourcing audits by RMI RMAP, TI- CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	38 of 39	1 of 39	0 of 39	19 of 39
Tin	46 of 57	1 of 57	10 of 57	2 of 57
Tungsten	43 of 47	2 of 47	2 of 47	5 of 47
Gold	106 of 154	1 of 154	47 of 154	15 of 154

33 of the 41 smelters for Category B products that are known to source from the Covered Countries, or for which there is a reason to believe may source from the Covered Countries are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP). The remaining eight smelters that are known to source from the Covered Countries, or for which there is a reason to believe may source from the Covered Countries, are not recognized as Conformant with the RMI RMAP, thus additional due diligence was conducted. For more information on these eight smelters, please go to section 3.3.1 “Category B Identified Risks.”

65 of the 297 reported smelters for Category B products were found to be 100% scrap recyclers.

2 The total number of reported smelters represents the number of unique operational smelters reported to Microchip in 2019. Certain smelters that were found to be closed or ceased operation before 2019 are not included in this number. These smelters could not have been in or provided materials to Microchip’s supply chain.
3The total number of reported smelters represents the number of unique operational smelters reported to Microchip in 2019. Certain smelters that were found to be closed or ceased operation before 2019 are not included in this number. These smelters could not have been in or provided materials to Microchip’s supply chain

3. MICROCHIP DUE DILIGENCE PROCESS

3.1 Design of Due Diligence

We made a good faith effort in the reporting year to work within the framework of the Organization for Economic Co-Operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing ("OECD Guidance") and related Supplements for 3TG, as it relates to our position in the supply chain as a “downstream company.”

3.2 Management Systems

Microchip operates under a set of Guiding Values and a Code of Business Conduct & Ethics that form the foundation of all management systems at Microchip. Continuing through the reporting year, Microchip expressed its concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in a publicly available policy statement on conflict minerals as outlined in Section 1.5 above.

In addition, Microchip communicates our concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in our Terms and Conditions of Purchase that accompanies every order acknowledgement.

3.2.1 Internal Team

Continuing through the reporting year, Microchip's management system for conflict minerals included a team of corporate representatives from relevant functions, including corporate social responsibility, legal, manufacturing, corporate environmental services, product environmental, supply management, risk management. The team is sponsored by Microchip's CFO, and senior management was briefed about the results of due diligence efforts, including minerals sourcing risks.

The conflict minerals team is responsible for implementing the conflict minerals compliance strategy, including formalizing conflict minerals due diligence practices, developing supplier risk assessment criteria and responses to risk. The team is led by the Senior Manager, Compliance-Trade & Corporate Social Responsibility who acts as the conflict minerals program manager.

3.2.2 Supply Chain Control Systems

To encourage the establishment of a system of controls and transparency over the mineral supply, we participate in the RMI. Participation allows Microchip to promote validation programs, increase our knowledge of smelters and refiners in the supply chain, understand the scope and process for audit and validation program plans for metal-specific trade organizations, gain insight into which smelters are known to source from the covered countries, and join discussions of emerging practical due diligence experiences. During the reporting year, Microchip engaged a third-party due diligence consultant experienced with smelter sourcing research and with a proven record of smelter engagement. The consultant reviewed sorted smelter data obtained from our 2019 RCOI for Category A products and raw, unsorted smelter data from our 2019 RCOI for Category B products, and then prepared a technical file for each. Mineral sourcing risk, including customer perception of sourcing risk, is presented to Microchip's senior management.

3.2.3 Microchip Supplier Engagement

Microchip’s supplier engagement activities in the reporting year again focused primarily on Category A suppliers. During the reporting year, we requested completion of the RMI CMRT by raw material suppliers and subcontract manufacturers of Category A products using an educational request letter that included training materials developed by Microchip. Microchip’s training materials consist of a prohibited smelters list, a referral to training materials produced by and available through the RMI. We reviewed responses against criteria designed to determine the number of valid responses ("Response Criteria"), and we followed up with corrections and clarifications as needed. During the reporting year, all reported smelters for Category A products were found to be listed in the RMI “Conformant” smelter lists as of December 31, 2019. Over the course of the year, the RMI de-listed several smelters; additional discussion is presented in Section 3.3, second paragraph, of this CMR.

For Microchip’s Category B products, Microchip continued and expanded its engagement with the second and third-tier discrete component and peripheral equipment suppliers using the RMI CMRT and educational materials. We continue to encounter circumstances where the manufacturer of the discrete component declined to provide a completed CMRT because we are not their direct customer - our contract manufacturers are their direct customer. Still, the contract manufacturers are not responsible for specifying the discrete components. We have begun to work more closely with our contract manufacturers to bridge this gap.

3.2.4 Grievance Mechanism

Microchip has grievance mechanisms whereby employees, suppliers, and others can report suspected non-compliance with legal requirements and suspected non-compliance with Microchip's Code of Business Conduct & Ethics.

Our Code of Business Conduct & Ethics policy (HR-690), Compliance with Laws policy (HR-685) and Reporting Legal Non-Compliance policy (HR-675) include complaint procedures. These policies are publicly available at https://www.microchip.com/about-us/corporate-responsibility/ethics-conduct

For additional conflict minerals related grievance, Microchip employees and external parties may also submit concerns or information to ConflictMinerals@Microchip.com

3.2.5 Maintain Records

Microchip has developed a process for collecting and retaining RCOI and due diligence documentation that was directed, controlled, and archived by the conflict minerals team.

3.3 Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and evolution of our supply chain, it can be challenging to identify suppliers upstream from our first tier (direct) suppliers. Accordingly, we identify direct suppliers that supply products to us that may contain conflict minerals. We pursue smelter identification using the RMI CMRT; additionally, Microchip leverages our membership in the RMI as an integral part of our supply chain identification and due diligence and risk assessment processes. Additionally, Microchip uses our third-party due diligence consultant to gain insight into SORs’ sourcing practices, and their internal due diligence procedures to help with risk assessment.

3.3.1 Category B Identified Risks

African Gold Refinery (CID003185), a gold refinery, was reported in our Category B products’ supply chain. This smelter, which is located within the Great Lakes Region of the Covered Countries, presents a credible risk of irresponsible sourcing based upon our due diligence research. As such, Microchip promptly engaged its Category B supply chain to remove this smelter. Many suppliers voluntarily removed African Gold Refinery from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 46% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like this in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Sudan Gold Refining (CID002567), a state-owned gold refinery, was reported in our Category B products’ supply chain. This smelter may present a risk of irresponsible sourcing within the Covered Countries. As such Microchip promptly engaged its Category B supply chain to remove this smelter. Many suppliers voluntarily removed Sudan Gold Refining from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 45% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like this in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Kaloti Precious Metals (CID002563), a gold smelter, was reported in our Category B products’ supply chain. It has come to our attention during our third-party due diligence review that there is a reason to believe that this smelter may present a risk of irresponsible sourcing within the Covered Countries as this smelter is located in a country without a domestic source of gold. Additionally, Kaloti Precious Metals is not listed on the RMI-RMAP Conformant List for Gold thus has not been audited by any entity accepted by the RMI audit protocols. As such, Microchip promptly engaged its was reported in our Category B supply chain to remove this smelter. Many suppliers voluntarily removed Kaloti Precious Metals from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 50% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like this in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Fidelity Printers and Refiners Ltd. (CID002515), a gold refinery, was reported in our Category B products’ supply chain. This smelter may present a risk of irresponsible sourcing within the Covered Countries. As such Microchip promptly engaged its Category F supply chain to remove this smelter. Many suppliers voluntarily removed Fidelity Printers and Refiners Ltd. from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 47% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like this in its supply chain, and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Tony Goetz NV (CID002587), a gold smelter, was reported in our Category B products’ supply chain. During our third-party due diligence, it has been found that this smelter may present a risk of irresponsible sourcing within the Covered Countries. As such Microchip promptly engaged its Category B supply chain to remove this smelter. Many suppliers voluntarily removed Tony Goetz NV from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 47% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like these in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Dijllah Gold Refinery FZC (CID003348), a gold smelter, was reported in our Category B products’ supply chain. During our third-party due diligence, it has been found that this smelter may present a risk of irresponsible sourcing within the Covered Countries. Many suppliers voluntarily removed Dijllah Gold Refinery FZC from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 42% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like these in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

Fujairah Gold (CID002584), a gold smelter, was reported in our Category B products’ supply chain. During our third-party due diligence, it has been found that this smelter may present a risk of irresponsible sourcing within the Covered Countries. Many suppliers voluntarily removed Fujairah Gold from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 42% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like these in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

International Precious Metal Refiners (CID002562), a gold smelter, was reported in our Category B products’ supply chain. During our third-party due diligence, it has been found that this smelter may present a risk of irresponsible sourcing within the Covered Countries. Many suppliers voluntarily removed International Precious Metal Refiners from their supply chain and provided validation in the form of a revised CMRT. Through this engagement process Microchip was able to achieve a 43% removal rate for this smelter. Microchip will continue to work with its supply chain to educate its suppliers about the risks of having smelters like these in its supply chain and where necessary begin the process of disengaging with the non-cooperating component manufacturer where mitigation appears infeasible or unacceptable.

3.4 Design and Implement a Strategy to Respond to Risks

We believe that understanding smelter sourcing practices is the best method that can eventually lead to the determination of a product's conflict status. To that end, Microchip is a member of the RMI. We review the lists of smelters reported by our supply chain against the RMI RMAP "Conformant" smelter lists, their "active" smelter lists, the TI-CMC "active" smelter list (TI-CMC Category A, Members Progressing Toward RMAP Validation), and the KUMA “active” smelter list (KUMA, Members Progressing Toward RMAP Validation). We plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the Covered Countries to seek to establish an acceptable alternative source of 3TG that does not support such conflict. We also engage directly with smelters reported by our supply chain and for which we can locate viable contact information to voluntarily participate in the RMI RMAP or similar sourcing audit programs leading to recognition by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols.

3.5 Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners, and do not perform direct audits of these entities within our supply chain. Microchip does, however, leverage our third-party due diligence consultant to contact smelters and refiners that we do not have direct relationships with or do not have the ability to contact. Using our third-party due diligence consultant, Microchip gains insight into SORs’ sourcing practices, and their internal due diligence procedures. Microchip’s third-party due diligence consultant also encourages non-conformant SORs to become conformant by joining the RMI or affiliated groups on our behalf. Additionally, Microchip utilizes and supports the due diligence conducted by programs like the RMI to conduct and coordinate third-party audits to validate 3TG processors sourcing practices.

During the reporting year, Microchip purchased gold sputter targets from one large refiner, and Tin Anode from one large refiner, each of which is recognized by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols. We support responsible minerals sourcing audits through membership with the RMI.

3.6 Report on Supply Chain Due Diligence

In addition to this CMR, we communicate our conflict minerals activities in our annual Sustainability Report and in our conflict minerals sourcing policy, which are available on our company website: www.microchip.com. The information on our website is not incorporated into this CMR.

4. DUE DILIGENCE RESULTS

4.1 Request Information

We conducted a Reasonable Country of Origin Inquiry (“RCOI”) of those suppliers described above using the RMI CMRT. The RMI CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide 3TG to a company's supply chain.

4.2 Summary Results for All Product Categories

As a result of our continuous due diligence with suppliers and smelters through Microchip’s third-party due diligence consultant team, Microchip has determined that approximately 100% of our smelters are RMAP conformant as of the end of our RCOI for our Category A products. These are the same results that we saw at the end of our previous three reporting cycles.

Microchip determined that approximately 78% of our smelters reported in our Category B products are RMAP conformant as of the end of our RCOI. For our Category B products, this is a slight decrease from the results that we saw at the end of 2018 and 2017.

Based on RCOI information provided by suppliers in Microchip's supply chains, our due diligence efforts, and due diligence provided by our third-party due diligence consultant, the SORs that may have processed the 3TG in Microchip's Category A products include those listed in Table 1. The SORs that may have processed the 3TG in Category B products include those listed in Table 2.

Based on our due diligence efforts, Microchip does not have sufficient information to conclusively determine the countries of origin for the 3TG in our products. Based on the information provided by Microchip's suppliers, our third-party due diligence consultant, the RMI, and others, Microchip believes that the countries of origin for the 3TG in our products include the countries listed in Table 5.

While we identified 51 smelters for Category A products that use exclusively scrap or recycled sources of 3TG, we determined that no correlation can be made to any specific Microchip Category A product type, technology family, or part number. No Microchip Category A product is made exclusively with 3TG solely sourced from scrap or recycled sources.

65 smelters in our Category B products were found to source from scrap or recycled sources of 3TG exclusively, however, we determined that no correlation can be made to any specific Microchip Category B product types, technology families, or part number. No Category B product is made exclusively with 3TG solely sourced from scrap or recycled sources.

Microchip's independent due diligence produced information suggesting 32 reported smelters for Category A products either are known to source from the Covered Countries, or there is reason to believe may or could source from the Covered Countries based upon business relationships. Each of these smelters is recognized by the RMI RMAP to be Conformant with the organization’s responsible minerals sourcing protocols and is listed on the RMI RMAP “Conformant” smelter lists.

Microchip's independent due diligence produced information suggesting 41 reported smelters for Category B products either are known to source from the Covered Countries or there is reason to believe may source from the Covered Countries. 33 of these smelters are recognized by the RMI RMAP to be “Conformant” with the organization’s responsible minerals sourcing protocols and are listed on the RMI RMAP “Conformant” smelter lists. For the eight smelters reported to be in the supply chain for Category B products that were neither recognized by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols and listed on the RMI RMAP “Conformant” smelter lists nor the organization’s "active" smelter lists, or the TI-CMC "active" smelter list (TI-CMC Category A Members Progressing Toward RMAP Validation), Microchip performed additional due diligence. The review criteria include a determination of the geographic location, whether there is a known, actively mined, and economically viable reserve of 3TG in the area, whether there is positive evidence of responsible and/or irresponsible sourcing, whether there is contrary evidence of responsible sourcing - all from publicly available sources, the smelters’ websites, the UN Group of Experts, NGOs, the RMI and similar organizations, and from our due diligence consultant’s communication with certain smelters. From this due diligence review for all product categories Microchip concludes:

•There were 8 findings during our due diligence of possible irresponsible mineral sourcing. Please refer to Section 3.3 of this Conflict Minerals Report for the discussion on the steps taken on these eight findings. For the remaining 33 smelters, there was no evidence of irresponsible sourcing.

4.3 Efforts to Determine Mine or Location of Origin

We have determined that participation in RMI, requesting our suppliers complete the RMI CMRT, and retaining a third-party due diligence consultant in the reporting year are reasonable ways to determine the mines or countries of origin of the 3TG in our supply chain.

4.4 Smelters or Refiners

Microchip does not source 3TG directly from the Covered Countries, and Microchip typically does not source 3TG directly from smelters or refiners. The exceptions are gold sputter targets, and Tin Anode. All gold sputter targets, and Tin Anode, were purchased from smelters or refiners recognized by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols.

Based on RCOI information provided by suppliers in Microchip’s supply chains, our own due diligence efforts, and due diligence provided by our consultant, the facilities that may have processed the 3TG in Microchip’s Category A products include those listed in Table 1.

4.4.1 Category B

Microchip does not source 3TG directly from the Covered Countries, and Microchip does not source 3TG directly from smelters or refiners for Category B products. The facilities that may have processed the 3TG in Category B products include those listed in Table 2.

5. STEPS TO BE TAKEN TO MITIGATE RISK

We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

a.Continue to work with the RMI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.
b.Consolidate RCOI and due diligence practices and activities into a conflict minerals management system. Continue to retain a third-party due diligence consultant experienced with smelter sourcing research and direct smelter engagement.
c.Conduct annual reporting year RCOI for Category A products using the RMI CMRT.
d.Conduct annual reporting year RCOI for Category B products using RMI CMRT. Microchip will communicate its expectation that suppliers for Category B products working to remove uncooperative smelters, and smelters that are not actively participating with the RMI RMAP, or similar sourcing programs from the products they provide to Microchip through Microchip's contract manufacturers.
e.Continue to develop supplier engagement strategies that may improve the RCOI response rate for Category B suppliers where Microchip is a second-tier customer or lower.
f.Through our efforts or those of our due diligence consultant, engage with selected smelters to encourage participation with the RMI RMAP responsible minerals sourcing audits.
g.Continue to remove smelters from our Category A supply chain that become uncooperative with the RMI RMAP, or who were at one time, voluntarily participating with the RMI RMAP responsible minerals sourcing audit program or similar programs but who have fallen off the “Conformant” smelter lists unless the RMI places the smelter into its “smelters undergoing extended corrective action” category. Microchip will review the business need for a smelter in this category and may, depending on the cause for removal and the nature and content of affirmative commitments made by the affected smelter, choose to retain the smelter in its supply chain.
h.Engage with direct suppliers found to be supplying us with 3TG from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TG.

TABLE 5

Category A Products

Smelters Reported to be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Metal	Smelter Name	Smelter Country
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

TABLE 6

Category B Products

Smelters Reported to be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Metal	Smelter Name	Smelter Country
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Metal	Smelter Name	Smelter Country
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

TABLE 9

Countries of Origin4

Andorra	Germany	Mexico	Sweden
Argentina	Ghana	Myanmar	Switzerland
Australia	Guinea	Netherlands	Taiwan, Province Of China
Austria	India	New Zealand	Tajikistan
Belgium	Indonesia	Papua New Guinea	Tanzania
Bolivia (Plurinational State Of)	Italy	Peru	Thailand
Brazil	Japan	Philippines	Turkey
Burundi	Kazakhstan	Poland	Uganda[5]
Canada	Korea, Republic Of	Russian Federation	United Arab Emirates[6]
Chile	Rwanda	United States Of America	China
Kyrgyzstan	Saudi Arabia	Uzbekistan	Czechia
Lithuania	Singapore	Vietnam	Democratic Republic Of The Congo
Macedonia, The Former Yugoslav Republic Of	South Africa	Zambia	Estonia
Malaysia	Spain	Zimbabwe[7]	France
Mali	Sudan[8]

4 Microchip’s Countries of Origin and Reason to Believe Countries of Origin list as provided by the best of our ability.
5 Please refer to Section 3.3, of this Conflict Minerals Report for the discussion of due diligence and removal action taken against African Gold Refinery, the only reported smelter in Uganda.
6 Please refer to Section 3.3, of this Conflict Minerals Report for the discussion of due diligence and removal action taken against Dijllah Gold Refinery FZC, Fujairah Gold, and International Precious Metal Refiners.
7 Please refer to Section 3.3, of this Conflict Minerals Report for the discussion of due diligence and removal action taken against Universal Precious Metals Refining Zimbabwe, the only reported smelter in Zimbabwe.
8 Please refer to Section 3.3, of this Conflict Minerals Report for the discussion of due diligence and removal action taken against Sudan Gold Refinery, the only reported smelter in Sudan.

Caution Concerning Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the statements that continued growth and influence of conflict minerals programs around the world and Microchip's diligent work during our annual RCOI will yield greater supply chain transparency over time, we are working toward a goal to ensure our products are manufactured and/or sourced from socially responsible supply chains, that we plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the DRC and the steps set forth in Section 5 that we intend to take to improve the due diligence conducted. We also use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. All forward-looking statements involve risk and uncertainty. Our actual results could differ materially from the results anticipated in these forward-looking statements for a number of reasons including changes in our supply chain, our ability or inability to obtain an adequate supply of materials from current or alternative suppliers and the cost of such materials, the level of cooperation we receive from our suppliers with respect to our further due diligence, changes in regulations in the U.S. or other countries (including the Covered Countries), or changes in political or economic conditions in the U.S. or other countries (including the Covered Countries). For a detailed discussion of these and other risk factors, please refer to Microchip's filings on forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.